Exhibit 24(b)







               CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Zemex Corporation on Form S-8 of our report dated February 15, 1995, on our audits of the consolidated financial statements and financial statement schedules of Zemex Corporation and Subsidiaries as of December 31, 1994 and 1993, which report is incorporated by reference into the Annual Report on Form 10-K of Zemex Corporation for the fiscal year ended December 31, 1994.




                                             /s/Deloitte & Touche
                                             DELOITTE & TOUCHE



Chartered Accountants
Toronto, Ontario
January 23, 1996